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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

CONTACT:                                         CONTACT:
Com21 Investor Relations                         Fletcher Asset Management, Inc.
Trish McCarthy                                   Jonathan Schindel
408.545.9429                                     212.284.4800
pmccarthy@com21.com                              jonathan.schindel@fletcher.com


FOR IMMEDIATE RELEASE:

                   COM21 ANNOUNCES CLOSING OF A $7.65 MILLION
                            PRIVATE EQUITY FINANCING

MILPITAS, CA (MARCH 7, 2001) - Com21, Inc. (Nasdaq: CMTO), a leading global provider of system solutions for the broadband access market, today announced an infusion of capital with the closing of a $7.65 million private equity financing with Fletcher International, Ltd., an affiliate of Fletcher Asset Management.

Com21 sold 2.45 million shares of common stock at a purchase price of $3.12 per share and issued a seven-year warrant to acquire 2.45 million shares of Com21's common stock at $9.10 per share. The common stock purchase price represents a premium of more than 12% to Com21's common stock price on the closing date.

The shares of common stock sold in the financing have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration, or an applicable exemption from registration. However, under the terms of the financing, the Company is required to file a registration statement for the purpose of registering under the Securities Act of 1933, as amended, for the resale of all common stock issued and issuable pursuant to the financing.

"Com21 has been working with its investment banker Dain Rauscher Wessels to explore working capital alternatives and is very pleased that Dain Rauscher Wessels was able to assist us in partnering


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COM21 ANNOUNCES CLOSING OF PRIVATE EQUITY FINANCING                        2-2-2



with an investor of the quality of Fletcher International, Ltd. We are also excited that Fletcher was comfortable in making the investments at such a substantial premium. This financing will add to Com21's working capital resources as it moves toward cost-reduced products and adds voice and other value added capabilities to its product line," stated President and CEO, Craig Soderquist.

ABOUT COM21, INC.

Com21, Inc. (www.com21.com) is a leading global supplier of system solutions for the broadband access market. The Company's DOCSIS, DVB, and ATM-based products enable cable operators and service providers to deliver high-speed, cost-effective Internet and telephony applications to corporate telecommuters, small businesses, home offices, and residential users. To date, Com21 has shipped over 1.2 million cable modems worldwide, along with over 1,400 headend controllers. Com21 systems offer commercial service in cable systems passing 17 million households worldwide.

Com21 is an ISO 9001 registered company with over 450 employees worldwide. The Company's corporate headquarters is located in Milpitas, California, USA, with its European headquarters in Delft, The Netherlands. In addition, Com21 maintains research and development facilities in Ireland, Israel, Maryland, and New York, as well as sales and support offices in the United States and Canada, Europe, Asia, and Latin America. For additional information, please visit www.com21.com.

ABOUT FLETCHER INTERNATIONAL, LTD.

Fletcher International, Ltd., and other affiliates of New York investment firm Fletcher Asset Management, Inc., make direct investments in a wide range of established and growing public companies in a variety of industries.

SAFE HARBOR ACT CLAUSE

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. This press release contains forward-looking statements related to cost reducing products and adding voice and value added products. Actual results may differ materially due to a number of factors, including but not limited to, market roll out of product not proceeding as currently anticipated, additional working capital needs, the effects of competitive products and pricing, economic conditions that may impact our customers' ability to fund purchases of our products and services, the company's ability to achieve the cost savings anticipated from cost-reduction programs, the timing of cash payments and receipts, end-use demands and other business factors. The matters discussed in this press release may also involve risks and uncertainties concerning Com21's products and services

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COM21 ANNOUNCES CLOSING OF PRIVATE EQUITY FINANCING                        3-3-3



described in Com21's filings with the Securities and Exchange Commission (SEC). In particular, see the risk factors described in the Company's most recent Form 10K and Form 10Q. Com21 assumes no obligation to update the forward-looking information contained in this press release.

Com21(R) is a registered trademark of Com21, Inc., Milpitas, California, U.S.A. All other trademarks are the property of their respective owners.

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